LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Phase I Premises and the Phase II Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1. The Premises are to be used solely for general office, research and development, and light manufacturing purposes, all only to the extent permitted by applicable law (collectively, the “Permitted Uses”). Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all applicable governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, or in or upon, or in connection with, the Premises, caused or resulting from the specific use by Tenant, all at Tenant’s sole expense. Notwithstanding the foregoing, Landlord shall be responsible for remedying any non-compliance with applicable governmental laws, ordinances and regulations in or about the Premises or the Building existing as of the Commencement Date upon receipt of a written notification of violation from the government entity with jurisdiction over such matter. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Notwithstanding the foregoing, following the Commencement Date with respect to the Phase I Premises and following the Phase II Commencement Date with respect to the Phase II Premises, Tenant shall be responsible for ensuring that the (a) Tenant’s layout of its personal property, including without limitation, partitions, cubicles and equipment, but excluding the Landlord’s Work, and (b) any alterations to the Phase I Premises and the Phase II Premises, respectively, comply with the Americans With Disabilities Act of 1990, and any amendments thereto, at Tenant’s sole cost and expense. Subject to emergencies, Landlord’s after-hours security measures and events beyond Landlord’s reasonable control, Tenant shall have access to the Premises on a twenty-four (24) hour per day, seven (7) day per week basis; provided, however, that Tenant shall be responsible for furnishing its own security for the Premises at Tenant’s sole cost and expense.

1.2. Tenant, except as provided herein, shall not and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes (collectively “Hazardous Materials”), presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the Permitted Uses; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred from the delivery of any portion of the Premises until the later of (a) the end of the Term or (b) the end of Tenant’s use or occupancy of the Premises by reason of any actual failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity in violation of applicable Environmental Laws or the provisions of this Lease, or by reason of any actual failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for the costs or expenses incurred in connection with the removal or remediation of any Hazardous Materials not brought onto the Premises or the Building or appurtenant land by Tenant or any Tenant Entities or any incident of non-compliance with Environmental Laws existing as of the Commencement Date (unless caused by Tenant or any Tenant Entities following their initial entry upon the Parcel) or caused by any act or omission of the Landlord Entities.

1.3. During the Term, Tenant and the Tenant Entities will be entitled to the non-exclusive use, in common with others entitled thereto, of: (a) the common areas of the Building as they exist from time to time during the Term, including the common loading dock at the Building for shipping and receiving, subject to Landlord’s rules and regulations regarding such use and provided that long term staging of packages and/or freight will not be permitted in the common loading dock area; (b) the Parking Facility (as hereinafter defined) serving the Building, subject to the terms and provisions of Article 30 and Landlord’s rules and regulations regarding such use; (c) the full-service cafeteria located (i) between the buildings known as and numbered 20 Crosby Drive and 22 Crosby Drive (collectively, the “Amenity Complex”), and (ii) in the building located at 34 Crosby Drive, subject to Landlord’s and any operator’s rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith; (d) the conference center for the Crosby Corporate Center (the “Park”) located within the Amenity Complex, subject to Landlord’s and any operator’s rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith; and (e) the fitness center for the Park located within the Amenity Complex, subject to Landlord’s and any operator’s rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith. Notwithstanding the foregoing, in no event will Tenant or the Tenant Entities park more vehicles in the Parking Facility than provided in the Reference Pages. Except as otherwise expressly set forth in this Lease, the foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces.

1.4. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises or any portion of the Premises visible from outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for any signs and lettering to the entry doors to the Premises, provided that such signs or lettering comply with law and conform to any sign standards of Landlord, and provided that Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Notwithstanding the foregoing to the contrary, Landlord shall provide Building standard signage for Tenant on the building directory and main entrance to the Premises, as well as interior directional signage in the Building, all at Landlord’s sole cost and expense, all of which signage shall be non-exclusive.

2. TERM.

2.1. The Term of this Lease shall begin on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated or extended pursuant to the provisions of this Lease. Landlord shall tender possession of (a) the Phase I Premises with the Landlord’s Phase I Work to be performed by Landlord pursuant to Exhibit B substantially completed in a good and workmanlike manner and in compliance with all applicable laws, ordinances, codes and regulations, and (b) the Phase II Premises with the Landlord’s Phase II Work to be performed by Landlord pursuant to Exhibit B substantially completed, as determined in accordance with Exhibit B, in a good and workmanlike manner and in compliance with all applicable laws, ordinances, codes and regulations. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of each of the Phase I Premises and the Phase II Premises, respectively, and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the Commencement Date, the Phase I Premises Rent Commencement Date, the Phase II Premises Commencement Date, the Phase II Premises Rent Commencement Date, the Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Phase I Premises on the Phase I Premises Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord, after notice to Tenant, delivers possession of the Phase I Premises to Tenant. No such failure to give possession on the Phase I Premises Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Phase I Premises within one hundred twenty (120) days after the Phase I Premises Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s

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standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; (d) performance or completion by a party employed by Tenant; or (e) any of the events described in section 4.3 of Exhibit B to this Lease (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date under this Lease shall be accelerated by the number of days of such Tenant Delay. Tenant further agrees that in the event of the inability of Landlord to deliver possession of the Phase II Premises on the Phase II Premises Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord, after notice to Tenant, delivers possession of the Phase II Premises to Tenant and following the expiration of the Free Base Rent Period. No such failure to give possession on the Phase II Premises Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that (i) if Landlord is unable to deliver possession of the Phase II Premises within sixty (60) days after the Phase II Premises Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), the Free Base Rent Period shall be extended for an additional  1⁄2 day for each day of delay unless said delay is as a result of a Tenant Delay and (ii) if Landlord is unable to deliver possession of the Phase II Premises within one hundred twenty (120) days after the Phase II Premises Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of a Tenant Delay. If any delay is the result of a Tenant Delay, the Phase II Premises Commencement Date and the Phase II Premises Rent Commencement Date under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3. In the event that Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Phase I Premises prior to the Commencement Date and/or the Phase II Premises prior to the Phase II Premises Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of Annual Rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11; provided, however, if (a) Tenant commences its business operations in the Phase I Premises during such early entry, then the Commencement Date will be deemed to have occurred as of such date and Tenant’s obligation to pay all other charges under this Lease (other than Annual Rent for the Phase II Premises, which obligation shall commence on the Phase II Premises Rent Commencement Date) shall commence, and (b) Tenant commences its business operations in the Phase II Premises during such early entry, then the Phase II Premises Commencement Date will be deemed to have occurred as of such date and Tenant’s obligation to pay all other charges under this Lease (other than Annual Rent for the Phase II Premises, which obligation shall commence on the Phase II Premises Rent Commencement Date) shall commence.

3. RENT.

3.1. Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first (1st) day of each full calendar month during the Term, except that the first (1st) full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Address for Rent Payment, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2. Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within five (5) days following notice from Landlord that such payment is overdue, then a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00); or (b) five percent (5%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 shall in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after the date due.

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4. RENT ADJUSTMENTS.

4.1. For the purpose of this Article 4, the following terms are defined as follows:

4.1.1. Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2. Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, the Amenity Complex, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting fees; any sales, use or service taxes incurred in connection therewith; and any repair, management, insurance and maintenance costs and expenses related to the common areas of all buildings in the Park, including the parking areas and other properties surrounding such buildings. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share For Expenses of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (ii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, advertising and promotional costs; principal or interest payments on any mortgages or other financing arrangements; legal fees; expenses incurred in connection with negotiating and enforcing leases with tenants in the Building; build out allowances, moving expenses, and other concessions incurred in connection with leasing spacing in the Building; the cost of any item or service to the extent Landlord is reimbursed by tenants, third parties or insurance; cost of any service or material provided by a related party to the extent that the cost of such service or material exceeds the competitive cost of such service or material absent such relationship; fines or penalties (unless such fines or penalties were the result of the acts or omissions of Tenant or any Tenant Entities); any costs incurred by Landlord in the event that the Building does not comply with governmental rules in effect as of the Term Commencement Date; wages, salaries, or other compensation paid to any executive employees above the grade of building manager; and the cost of installing any sculpture, painting or other objects of art in the Building.

4.1.3. Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Parcel and the buildings thereon, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located on the Parcel and used in connection with the operation of such buildings and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Parcel (or any individual components thereof) or any taxes to be paid by Tenant pursuant to Article 28. For purposes of determining Tenant’s Proportionate Share For Taxes, the “Parcel” shall mean, collectively, the three (3) buildings located at 32 Crosby Drive, 34 Crosby Drive and 36 Crosby Drive, all located in Bedford, Massachusetts, it being understood and agreed that all of the foregoing buildings, collectively, are treated as a single parcel for purposes of determining Taxes. In calculating Tenant’s Proportionate Share For Taxes with respect to the Premises, the “Rentable Square Footage of the Parcel” described in the Reference Pages above reflects the combined rentable area in the foregoing buildings, collectively, and “Tenant’s Proportionate Share For Taxes” with respect to the Premises, as described above, is

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based upon the foregoing Rentable Square footage of the Parcel (i.e., 257,527). However, notwithstanding the foregoing, if one or more buildings are removed from the group of buildings comprising the Parcel, as described above in this Section, whether as a result of a sale or demolition of the building(s), a reconfiguration of the Parcel or otherwise, or if one or more buildings owned by Landlord are added to the group of buildings comprising the Parcel, as described above in this Section, then the definition of “Parcel” and the “Rentable Square Footage of the Parcel,” as described above, and “Tenant’s Proportionate Share For Taxes” with respect to the Premises, shall be appropriately modified or adjusted to reflect the deletion or addition of such buildings, and, if Tenant’s Proportionate Share For Taxes with respect to the Premises is based upon increases in Taxes over a Base Year, then Taxes for the Base Year shall be restated on a going forward basis effective as of the date such buildings are deleted or added to the definition of Parcel as described in this Section.

4.2. If in any Lease Year, Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses), Tenant shall pay, as additional rent for such Lease Year, Tenant’s Proportionate Share For Expenses of such excess. If in any Lease Year, Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year, Tenant’s Proportionate Share For Taxes of such excess.

4.3. The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord ten (10) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within one hundred and twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. If, as a result of such audit, it becomes clear that an error was made in the calculation of the Expenses or of Tenant’s Proportionate Share of Expenses, then an appropriate adjustment shall be made within thirty (30) days of Landlord’s receipt from Tenant of a copy of such audit together with Tenant’s demand for reimbursement and, if Landlord has understated Base Year Expenses or overstated any subsequent years’ Expenses by more than five percent (5%), in both cases in the aggregate, or if the amount by which Landlord over-charged Tenant exceeds five percent (5%) of Tenant’s Proportionate Share of Expenses in the aggregate, then Landlord shall pay the reasonable actual out-of-pocket costs and expenses paid by Tenant for the audit. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. Following its annual determination of Expenses pursuant to this Article 4, in no event shall Landlord recover from Tenant more than Tenant’s Proportionate Share of the actual Expenses paid or incurred by Landlord.

4.4. Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5. When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1. If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2. If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

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4.6. If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Commencement Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit (the “letter of credit”) in the amount set forth in the Reference Pages. Under any circumstance under which Landlord is entitled to the use of all or any part of the Security Deposit, then Landlord, in addition to all other rights and remedies provided under this Lease, shall have the right to draw down all or a portion of the full balance of the letter of credit and retain the proceeds as cash security but otherwise subject to the provisions of this Article 5. The following terms and conditions shall govern the letter of credit:

5.1. Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to a return of its Security Deposit.

5.2. The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord, shall comply with all of the terms and conditions of this Article 5 and shall otherwise be in form reasonably acceptable to Landlord. If, at any time while the letter of credit is outstanding, (a) the issuing bank is declared insolvent or taken into receivership by the Federal Deposit Insurance Corporation or any other governmental agency, or is closed for any reason, or (b) Landlord reasonably believes that the issuing bank may be or become insolvent or otherwise unable to meet its obligations, then, not later than thirty (30) days after written notice from Landlord, Tenant shall cause the existing letter of credit to be replaced by a new letter of credit issued by another commercial bank reasonably acceptable to Landlord, with such new letter of credit to comply with all of the terms and conditions of this Section 5.2. If Tenant fails to deliver an acceptable replacement letter of credit within such thirty (30) day period, Landlord shall have the right to present the existing letter of credit to the issuing bank for payment, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord as cash security but otherwise subject to the provisions of this Article 5 until Tenant would otherwise be entitled to the return of the letter of credit.

5.3. The initial letter of credit shall have an expiration date not earlier than fifteen (15) months after the Commencement Date. A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.

5.4. The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (the “End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

5.5. Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has the right to use all or a part of the Security Deposit pursuant to this Article 5, and the proceeds may be applied as permitted under this Article 5. The letter of credit must state that it can be presented for payment at the office of the issuer or an approved correspondent in the metropolitan area in which the Building is located. Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“”[Beneficiary] is entitled to the use of Applicant’s Security Deposit pursuant to that certain Lease dated August             , 2009, between RAR2-Crosby Corporate Center QRS, Inc., as Landlord, and I-Therapeutix, Inc., as Tenant, as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.6. Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

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5.7. In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and Tenant shall take whatever action necessary to effectuate such transfer and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; provided, however, that Landlord or the new landlord pays all fees to the issuer necessary to evidence such transfer.

5.8. Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if (a) the letter of credit is not timely renewed, or (b) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with this Article 5. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant a fee in an amount up to but not exceeding Five Hundred and No/100 Dollars ($500.00) for actual attorneys’ fees incurred in connection with the review of any proposed substitute letter of credit pursuant to this Section 5.8.

5.9. Notwithstanding the above, so long as (a) there is no uncured Event of Default (as defined below) at the end of the twelve (12) month period following the Phase II Premises Commencement Date (the “First Anniversary Date”), (b) I-Therapeutix, Inc. or a Permitted Transferee (as defined below) shall then still be in occupancy of at least 70% of the entire Premises under this Lease, and (c) Tenant has provided Landlord with its financial statements certified by Tenant’s Chief Financial Officer (“Certified Financial Statements”) evidencing that Tenant has earned a net profit for the two (2) fiscal quarters immediately preceding the First Anniversary Date as determined in accordance with generally accepted accounted principles consistently applied (“GAAP”) and otherwise satisfactory to Landlord (acting reasonably), then Tenant shall have the right, by notice given to Landlord, to request that the Security Deposit be reduced to $189,615.83. If such notice is properly given by Tenant and the Security Deposit is then being held in cash, Landlord shall return, within fifteen (15) days of Tenant’s notice, the applicable portion of the Security Deposit to Tenant to yield such $189,615.83 remaining amount, and if the Security Deposit is being held in the form of a letter of credit, Tenant shall cause a replacement letter of credit in such $189,615.83 amount to be issued to Landlord meeting the requirements of this Article 5 within fifteen (15) days of Tenant’s notice, whereupon Landlord shall simultaneously return the original letter of credit to Tenant. Notwithstanding the above, whether or not the Security Deposit shall have been previously reduced to $189,615.83, so long as (i) there is no uncured Event of Default at the end of the twenty-four (24) month period following the Phase II Premises Commencement Date (the “Second Anniversary Date”), (ii) I-Therapeutix, Inc. or a Permitted Transferee shall then still be in occupancy of at least 70% of the entire Premises under this Lease, and (iii) Tenant has provided Landlord with Certified Financial Statements evidencing that Tenant has earned a net profit for the two (2) fiscal quarters immediately preceding the Second Anniversary Date as determined in accordance with GAAP and otherwise satisfactory to Landlord (acting reasonably), then Tenant shall have the right, by notice given to Landlord, to request that the Security Deposit be reduced to $151,692.66. If such notice is properly given by Tenant and the Security Deposit is then being held in cash, Landlord shall return, within fifteen (15) days of Tenant’s notice, the applicable portion of the Security Deposit to Tenant to yield such $151,692.66 remaining amount, and if the Security Deposit is being held in the form of a letter of credit, Tenant shall cause a replacement letter of credit in such $151,692.66 amount to be issued to Landlord meeting the requirements of this Article 5 within fifteen (15) days of Tenant’s notice, whereupon Landlord shall simultaneously return the original letter of credit to Tenant. Further notwithstanding the above, whether or not the Security Deposit shall have been previously reduced to $151,692.66, so long as (x) there is no uncured Event of Default at the end of the thirty-six (36) month period following the Phase II Premises Commencement Date (the “Third Anniversary Date”), (y) I-Therapeutix, Inc. or a Permitted Transferee shall then still be in occupancy of at least 70% of the entire Premises under this Lease, and (z) Tenant has provided Landlord with Certified Financial Statements evidencing that Tenant has earned a net profit for the two (2) fiscal quarters immediately preceding the Third Anniversary Date as determined in accordance with GAAP and otherwise satisfactory to Landlord (acting reasonably), then Tenant shall have the right, by notice given to Landlord, to request that the Security Deposit be reduced to $113,769.49. If such notice is properly given by Tenant and the Security Deposit is then being held in cash, Landlord shall return, within fifteen (15) days of Tenant’s notice, the applicable portion of the Security Deposit to Tenant to yield such $113,769.49 remaining amount, and if the Security Deposit is being held in the form of a letter of credit, Tenant shall cause a replacement letter of credit in such $113,769.49 amount to be issued to Landlord meeting the requirements of this Article 5 within fifteen (15) days of Tenant’s notice, whereupon Landlord shall simultaneously return the original letter of credit to Tenant. Within ten (10) days following Landlord’s request therefor, Tenant shall provide Landlord with its audited financial statements for any of the foregoing periods once they are obtained by Tenant. If any such audited financial statements indicate that Tenant had not earned a net profit for the two (2) fiscal quarters immediately preceding the applicable date on which the Security Deposit had been

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reduced pursuant to this Section 5.9 (each, a “Security Deposit Reduction Date”), then Landlord shall have the right to increase the Security Deposit by the same amount that the Security Deposit was reduced by on the applicable Security Deposit Reduction Date pursuant to this Section 5.9. Notwithstanding any of the foregoing to the contrary, in no event shall the Security Deposit under this Lease ever be less than $113,769.49.

5.10. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to reimburse Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. The Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled but in no event more than thirty (30) days after the Termination Date if such conditions have been satisfied.

6. ALTERATIONS.

6.1. Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (a) are not structural in nature, (b) are not visible from the exterior of the Building, (c) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (d) in the aggregate do not cost more than Ten and No/100 Dollars ($10.00) per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2. In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand; provided, however, Landlord shall not charge Tenant such construction management fee for work that costs less than One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate for any particular work project.

6.3. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

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7. REPAIR.

7.1. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B attached to this Lease and except that Landlord shall repair and maintain in good working order and condition the structural portions of the Building, including the roof, foundation, structural supports, exterior walls, windows, elevators, basic plumbing, air conditioning, heating, and electrical systems (but excluding any supplemental HVAC systems) and shall clean and maintain the Building common areas, including parking areas, and provide snow removal. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Notwithstanding the foregoing, Landlord shall cause all base building systems, including HVAC, electrical, plumbing and sewer, to be in good working order and sufficient for the Permitted Uses at Tenant’s intended occupancy levels as of the Commencement Date.

7.2. Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting normal wear and tear and damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Notwithstanding the foregoing, Tenant shall not be responsible for remedying any incident of non-compliance in or upon, or connected with, the Premises existing as of the Commencement Date (unless the same was caused by Tenant or any Tenant Entities following their initial entry upon the Premises).

7.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4. Except as provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Landlord shall use reasonable efforts to minimize disruption to Tenant’s business operations during Landlord’s performance of any such repairs, alterations or improvements. However, if Landlord fails to make any repairs or to perform any maintenance required of Landlord hereunder and within Landlord’s reasonable control, and such failure shall persist for an unreasonable time (not less than thirty (30) days) after written notice of the need for such repairs or maintenance is given to Landlord and any mortgagee (of which Tenant has written notice) by Tenant, and such mortgagee is afforded an additional reasonable opportunity (not less than thirty (30) days) to effect such repairs, and unless Landlord or such mortgagee has commenced such repairs or maintenance during such period and is diligently pursuing the same, and if due to such failure Tenant is unable to reasonably conduct its business in the Premises, Tenant’s obligation to pay rent hereunder shall prospectively abate until such failure is cured. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within ten (10) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1. Except as otherwise expressly set forth in this Section 9.1, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ten (10) business days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial

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information of the proposed subtenant or assignee. Notwithstanding the foregoing to the contrary, either (a) a merger or consolidation of Tenant with another entity, (b) the assignment of this Lease or a sublease of a portion of the Premises to a subsidiary or Affiliate (as hereinafter defined) of Tenant, or (c) a transaction with a corporation to which substantially all of Tenant’s assets are transferred, shall all be deemed an assignment of this Lease or a sublease of a portion of the Premises, as the case may be (any of such entity being, for the purposes of this Lease, a “Permitted Transferee”), but Landlord’s consent shall not be required therefor so long as: (A) such Permitted Transferee executes an assignment and assumption agreement or a sublease agreement with Tenant, as the case may be, and such agreement contains (1) an assumption by such Permitted Transferee of all of the obligations of Tenant hereunder with respect to such assignment or sublease, as the case may be, including without limitation, the obligation to pay the Annual Rent, the additional rent and all other amounts provided for under this Lease in case of an assignment, and (2) an agreement by such Permitted Transferee to be and remain liable, jointly and severally, for all of Tenant’s obligations under this Lease (and in the event that I-Therapeutix, Inc. remains a separate entity from such Permitted Transferee following such transaction, I-Therapeutix, Inc. shall so agree in writing as well), and in either case a copy of such agreement is delivered to Landlord within ten (10) days of such transaction; and (B) in the case of an assignment pursuant to item (b) hereinabove or a transaction described in item (c) hereinabove, at the time of such assignment or transaction, the Permitted Transferee has a tangible net worth (specifically excluding good will), computed in accordance with GAAP, at least equal to the greater of (y) the net worth of Tenant on the Lease Reference Date, and (z) the tangible net worth of Tenant on the date of the proposed assignment or transaction, and proof of such tangible net worth satisfactory to Landlord shall have been delivered to Landlord at least ten (10) business days prior to the effective date of any such assignment or transaction. For the purposes hereof, an “Affiliate” of Tenant shall mean any entity which (v) controls, is controlled by or is under common control with Tenant, (w) results from a merger or consolidation with Tenant, (x) acquires the business being conducted on the Premises by Tenant or substantially all of the assets of Tenant, (y) has entered into a management contract with Tenant, or (z) has at least a ten percent (10%) ownership interest in Tenant.

9.2. Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3. Intentionally Omitted.

9.4. In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as hereinafter defined), less the Costs Component (as hereinafter defined), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5. Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default of Tenant, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building and/or the Park in Landlord’s opinion; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear and tear upon the Premises and/or the Building beyond the reasonable wear and tear that would reasonably be expected to be imposed upon the Premises and/or the Building in connection with the Permitted Uses; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

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9.6. Upon any request to assign or sublet, Tenant shall reimburse Landlord for reasonable attorney’s fees actually incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises, the Building or the Park by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to Article 12, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy, subject to any other applicable provisions of this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease unless in any such case arising from the negligence or intentional misconduct of Landlord, or its agents, servants, employees or contractors. Subject to Article 12, Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) arising out of the gross negligence or willful misconduct of Landlord or its agents or employees. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1. Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $3,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2. The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten (10) days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3. Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

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12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1. Subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for the Permitted Uses; (b) heat and air conditioning required for the use and occupation of the Premises for the Permitted Uses during Building Business Hours (and if requested by Tenant after Building Business Hours at the After Hours HVAC Cost); (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within ten (10) days of Landlord’s demand, for all electricity used by Tenant in the Premises as measured by a submeter, including, all electricity for lights, plugs and supplemental HVAC. Except as otherwise set forth below in Section 13.1.1, the charge shall be at the rates charged for such services by the local public utility. Landlord will include electricity costs to operate the base building HVAC system in Expenses. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.1.1. Notwithstanding the foregoing to the contrary, if and to the extent that electricity for the Premises is submetered by Landlord then as payment for such electricity, Landlord may elect to require Tenant to remit to Landlord as additional rent a sum equal to $1.50 per rentable square foot of the Premises per annum, which is Landlord’s estimate of the appropriate electricity charge for the Premises as of the Lease Reference Date, with such amount to be increased from time to time by notice from Landlord to Tenant based on historical usage and cost or to the extent that the market therefor increases based upon Landlord’s judgment (the “Estimated Electricity Submeter Charge”), with 1/12 of such amount being due and payable in monthly installments concurrently with Tenant’s payment of Monthly Installment of Rent hereunder.

13.1.2. On not less than an annual basis (or on such other billing cycle as Landlord shall determine), Landlord shall review the total Estimated Electricity Submeter Charge paid by Tenant during such applicable billing period and if the Estimated Electricity Submeter Charge that Tenant pays pursuant to Section 13.1.1 is less than the actual charges as measured by Landlord’s submetering for such electricity for such applicable billing period, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor. If the Estimated Electricity Submeter Charge that Tenant pays during such applicable billing period pursuant to Section 13.1.1 is more than the actual charges as measured by Landlord’s submetering for such electricity, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Section 13.1, or, if the Lease has been terminated, refund the difference to Tenant in cash.

13.2. Should Tenant require HVAC service outside of Building Business Hours, Landlord shall, upon reasonable advance notice by Tenant, furnish such additional HVAC service outside of Building Business Hours, and Tenant agrees to pay Landlord the After Hours HVAC Cost as may be agreed upon but in no event at a charge less than Landlord’s actual costs plus overhead for such additional service and ,where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3. Wherever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Tenant’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within ten (10) days of Landlord’s demand; provided, however, that before Landlord shall have the right to install such supplementary heating and/or air conditioning units for such purpose, Landlord shall first notify Tenant in writing of Landlord’s intention to do so and if Tenant shall fail to commence the remediation of the

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conditions that are giving rise to the need to install such units within five (5) days of such written notice and thereafter diligently pursue such remediation until completion following such written notice (provided, however, that such remediation period shall in no event exceed thirty (30) days), then Landlord shall have the right to proceed with the installation of such units as more particularly set forth hereinabove.

13.4. Tenant will not, without the written consent of Landlord, use any equipment or devices in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts in the aggregate, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for the Permitted Uses, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises for the Permitted Uses, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord shall not unreasonably withhold or delay. Landlord shall install an electric submeter in the Premises at Landlord’s cost as part of Landlord’s Work in accordance with Exhibit B. In the event that Landlord reasonably believes that Tenant is using water in excess of that usually furnished or supplied for use of the Premises for the Permitted Uses, then Landlord may cause a water meter to be installed so as to measure the amount of any excess water usage. The cost of any such water meter shall be paid for by Tenant. Tenant agrees to pay to Landlord within thirty (30) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same.

13.5. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”), at its own risk, from the existing telecommunications nexus in the Building to the Premises, sufficient for the Permitted Uses. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (the “Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. In the event of such holdover, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any such mortgagee, ground lessor or deed of trust holder on such mortgagee’s, ground lessor’s or holder’s standard form recognizing Tenant’s rights under this Lease subject to the terms, provisions and conditions set forth therein. Landlord represents that there are no ground leases, mortgages or deeds of trust now encumbering the Building or Parcel.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

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17. REENTRY BY LANDLORD.

17.1. Landlord reserves and shall at all reasonable times have the right to re-enter the Premises upon advance notice to Tenant, which may be oral (except in the event of an emergency in which event no advance notice shall be required) to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or, during the last twelve (12) months of the Term, prospective tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Building and the Premises shall not be blocked thereby, and further provided that Landlord shall use reasonable efforts to minimize disruption to the business of Tenant. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, that, Landlord shall reimburse Tenant for the reasonable and actual cost of replacing Tenant’s stationery which contain the Building’s name, number or designation. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within ten (10) days of Landlord’s demand.

18. DEFAULT.

18.1. Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1. Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of seven (7) days after written notice that such payment was not made when due, but if any such notice shall be given more than two (2) times during any twelve (12) month period commencing with the date of the first such notice, the failure to pay within seven (7) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2. Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3. Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

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18.1.5. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1. Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1. Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue.

19.1.4. Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1. Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2. Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within ten (10) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

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19.1.4.3. Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2. Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises to cure such Event of Default, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within ten (10) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus curing Tenant’s Event of Default, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3. Intentionally Omitted.

19.4. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

19.5. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.

19.7. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof unless any damage thereto is caused by Landlord’s negligence or willful misconduct, but the same shall be subject to Article 12. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1. If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

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20.1.1. Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1. Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2. Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3. The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4. Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or anyone claiming by, under or through Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1. In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in substantially the same condition as immediately before such damage.

22.2. If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

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22.3. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4. In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord (each, a “Force Majeure Event”), the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5. Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant within thirty (30) days of such damage and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6. In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses. Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

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25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1. Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2. All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time that Landlord consents to such Alterations or receives notices that such Alterations are being made pursuant to Section 6.1, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal prior to vacating the Premises. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3. All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount incurred by Landlord to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the

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Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. INTENTIONALLY OMITTED.

30. PARKING.

30.1. During the Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking spaces as set forth on the Reference Pages of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, “first come, first served basis,” for passenger-size automobiles, subject to the following terms and conditions:

30.1.1. Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2. The parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty or any other Force Majeure Event. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the parking facilities during such maintenance and renovations.

30.1.3. Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Park (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, unless arising from Landlord’s gross negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

30.1.4. In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

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30.2. If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share For Expenses and Tenant’s Proportionate Share For Taxes shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Landlord may share such financial information with its attorneys, accountants, lenders, prospective lenders, and prospective purchasers, provided that Landlord and all such parties shall keep all such financial information strictly confidential.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord shall be responsible for payment of any broker’s or finder’s fee due the Brokers described on the Reference Pages.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

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36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. This Lease shall not be binding on Tenant until a fully executed copy is delivered to Tenant. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

40. OPTION TO EXTEND. Provided that (a) this Lease is in full force and effect and there is no ongoing Event of Default at the time of notification or commencement, and (b) I-Therapeutix, Inc. or a Permitted Transferee shall then be in occupancy of at least 70% of the entire Premises under this Lease at the time of commencement, then Tenant shall have one (1) option to extend the Term of this Lease for a period of five (5) years, for the portion of the Premises being leased by Tenant as of the date the extension term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

a.	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is twelve (12) months prior to the Termination Date, but no later than the date which is nine (9) months prior to the Termination Date. If Tenant fails to timely provide such written notice, Tenant shall have no further or additional right to extend the Term of Lease.

b.	The Annual Rent and Monthly Installment of Rent in effect as of the day immediately preceding the Termination Date shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the extension term is to commence, taking into account the specific provisions of this Lease which will remain constant; provided, however, in no event shall the Annual Rent and Monthly Installment of Rent for the extension term be less than the Annual Rent and Monthly Installment of Rent in effect as of the day immediately preceding the Termination Date. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than sixty (60) days prior to the first date on which Tenant may exercise its option under this Article 40. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for their escalation to provide for a change in fair market rental between the time of notification and the commencement of the extension term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the Termination Date, then Landlord and Tenant shall each appoint a qualified commercial real estate broker with at least ten (10) years experience doing business in the area, in turn those two (2) independent commercial real estate brokers shall appoint a third (3rd) independent commercial real estate broker with at least ten (10) years experience doing business in the area and the majority shall decide upon the fair market rental for the Premises as of the Termination Date. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment of Rent is found to be within ten (10%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process.

c.	This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to extend this Lease shall be “personal” to I-Therapeutix, Inc. and its Permitted Transferees as set forth above and that in no event will any assignee or sublessee other than a Permitted Transferee have any rights to exercise the aforesaid option to extend.

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41. RIGHT OF FIRST OFFER. Provided that (a) there is no ongoing Event of Default and (b) I-Therapeutix, Inc. or a Permitted Transferee shall then be in occupancy of at least 70% of the entire Premises under this Lease at the time it exercises any of the following rights set forth in this Article 41 and at the time the Right of First Offer Space (as hereinafter defined) is to be added to the original Premises, subject to the rights of other tenants in the Building and subject to the right of Landlord to extend or renew any then current lease (or enter into a new lease with the same tenant even if no extension or renewal rights are contained in the then current lease), Tenant shall have a one-time right (the “Right of First Offer”) to lease approximately 18,417 rentable square feet of space in the Building located directly across the main lobby from the Premises as shown on Exhibit E attached hereto (the “Right of First Offer Space”) at such time as Landlord desires to offer the Right of First Offer Space to the public for lease. In such event, Landlord shall give written notice to Tenant of the availability of the Right of First Offer Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of ten (10) business days thereafter in which to exercise Tenant’s right to lease the Right of First Offer Space pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the Right of First Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to the Right of First Offer Space. If Tenant exercises its Right of First Offer hereunder, effective as of the date that Landlord delivers the Right of First Offer Space to Tenant (the “Delivery Date”), the Right of First Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease, except as set forth in Landlord’s notice and as follows:

a.	Tenant’s Proportionate Share For Expenses and Tenant’s Proportionate Share For Taxes shall be recalculated, using the total rentable square footage of the Premises, as increased by the Right of First Offer Space.

b.	The Right of First Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Right of First Offer Space or grant Tenant any improvement allowance thereon.

c.	The Termination Date under this Lease shall be automatically extended to be co-terminous with the lease term set forth in Landlord’s notice and the Annual Rent for the original Premises shall (i) remain as set forth in this Lease for the period prior to such automatically extended period, and (ii) be the same Annual Rent on a per rentable square foot basis as that set forth in Landlord’s notice for the Right of First Offer Space for such automatically extended period.

d.	If requested by Landlord, Tenant shall, prior to the beginning of the term for the Right of First Offer Space, execute a written memorandum confirming the inclusion of the Right of First Offer Space and the Annual Rent and Monthly Installment of Rent for the Right of First Offer Space.

42. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation		I-THERAPEUTIX, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ Edward Reiss	By:	/s/ James Fortune
Name:	Edward Reiss	Name:	JF Fortune
Title:	VP/DM	Title:	COO
Dated:	9/2/09	Dated:	9/1/09

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of August 31, 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

I-THERAPEUTIX, INC., as Tenant

Exhibit A is intended only to show the general layout of the Phase I Premises and the Phase II Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1

PHASE 2
COMPACTOR
PHASE 1

NEW FIRST FLOOR PLAN

EXHIBIT "A"
36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 15' 50'
5' 30'

2009_0336LE1 08/27/2009

THIS SHEET

FIRST FLOOR KEY PLAN

RREEF

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of August             , 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

I-THERAPEUTIX, INC., as Tenant

Exhibit A-1 is intended only to show the general location of the Building as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A-1-1

STATE HIGHWAY
CROSBY DRIVE
CROSBY DRIVE
22 CROSBY DRIVE
24 CROSBY DRIVE
CROSBY DRIVE
CROSBY DRIVE
32 CROSBY DRIVE
34 CROSBY DRIVE
CROSBY DRIVE
CROSBY DRIVE
CROSBY DRIVE

CROSBY CORPORATE CENTER - BEDFORD, MASSACHUSETTS

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 31, 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

I-THERAPEUTIX, INC., as Tenant

1. Landlord’s Work. In relation to the construction of improvements and alterations in the Phase I Premises and the Phase II Premises prior to Tenant’s occupancy thereof, the “Landlord’s Work” shall consist of, collectively, (a) the painting, carpeting and demising of the Phase I Premises as set forth on the concept plan attached as Schedule I hereto (the “Concept Plan”) and as described in the work letter set forth on Schedule II hereto (the “Work Letter”) (the “Landlord’s Phase I Work”), and (b) the work related to the Phase II Premises as set forth on the Concept Plan and as described in the Work Letter (the “Landlord’s Phase II Work”), all of which Landlord shall perform and construct in a good and workmanlike manner at Landlord’s sole cost and expense in accordance with all applicable laws, codes and regulations and the specifications set forth in the Work Letter and the terms and provisions set forth in this Exhibit B and this Lease, but which shall not include (i) furnishings or any data/telecommunications cabling, wiring or systems required by Tenant for the Premises (collectively, “Tenant’s Tel/Data Work”), or (ii) any materials, finishes, equipment, installations or specialty items not specifically provided for in the Concept Plan or the Work Letter, all of which shall be paid for and provided by Tenant at its sole cost and expense. Landlord’s Phase I Work and Landlord’s Phase II Work shall include all labor, material, equipment and services reasonably necessary to complete the project in accordance with the Concept Plan and Work Letter and to fulfill the Landlord’s obligation to deliver the Phase I Premises and the Phase II Premises, unless specifically and expressly excluded under the Concept Plan or Work Letter. Tenant shall contract with its vendors and contractors (collectively, “Tenant’s Tel/Data Contractors”) directly for the performance of the Tenant’s Tel/Data Work and shall be entirely responsible for the costs and expenses incurred in connection therewith.

2. Plans and Specifications.

2.1. Landlord shall employ its consultants (collectively, the “Consultants”) for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications (collectively, the “Plans”) pertaining to the Landlord’s Phase II Work based upon the Concept Plan and the Work Letter. Upon completion, Landlord shall provide copies of the Plans to Tenant, whereupon Tenant shall have five (5) business days to object to any portion of the Plans as not being in compliance with the terms of this Lease and this Exhibit B. Landlord shall promptly make any changes to the Plans, which are required to bring them into compliance.

2.2. If, after the Lease Reference Date, Tenant shall request any additions, modifications, revisions or changes to (a) the Concept Plan or the Work Letter, or (b) the Plans at any time after Tenant’s initial approval thereof (other than to correct errors or to bring the Plans into compliance with the Concept Plan or the Work Letter), then Landlord shall have the right, in its sole discretion, to reject such request. If Landlord approves such post-approval request or any request for changes which are not required to bring the Plans into compliance with the Lease and this Exhibit B, then the entire incremental increased cost of the Landlord’s Work as a result of such changes, including, without limitation, the cost of revising the Concept Plan, the Work Letter or the Plans or the cost of preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall constitute a Tenant Delay.

3. Construction. Landlord agrees to cause the Landlord’s Work to be constructed by Landlord’s contractor (the “Contractor”), and Landlord shall use commercially reasonable efforts to complete the (a) Landlord’s Phase I Work by the Phase I Premises Scheduled Commencement Date, and (b) Landlord’s Phase II Work by the Phase II Premises Scheduled Commencement Date, subject in both cases to delays caused by a Force Majeure Event or Tenant Delay.

4. Completion of the Landlord’s Work.

4.1. In the event that Landlord anticipates that the Landlord’s Phase I Work shall not be completed by the Phase I Premises Scheduled Commencement Date, Landlord shall give Tenant not less than ten (10) days’ notice in writing of the date upon which Landlord expects to tender the Phase I Premises with the Landlord’s Phase I Work substantially completed and ready for occupancy and Landlord shall take such action as may be necessary to promptly complete the Landlord’s Phase I Work and shall notify Tenant in writing as soon as such work has been completed. In the event of any dispute as to when and whether the Landlord’s Phase I Work has been substantially completed, either (i) the certificate of occupancy (whether temporary or permanent) issued by the local governmental authority, (ii) written authorization to occupy the Premises by the

B-1

local building code enforcement officer, or (iii) if a certificate of occupancy is not required by such local governmental authority, such written sign-offs as are required under applicable municipal law (any of the authorizations referred to in such items (i), (ii) or (iii) are referred to hereunder as, a “Certificate of Occupancy”) shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such Certificate of Occupancy to Tenant.

4.2. In the event that Landlord anticipates that the Landlord’s Phase II Work shall not be completed by the Phase II Premises Scheduled Commencement Date, Landlord shall give Tenant not less than ten (10) days’ notice in writing of the date upon which Landlord expects to tender the Phase II Premises with the Landlord’s Phase II Work substantially completed and ready for occupancy and Landlord shall take such action as may be necessary to promptly complete the Landlord’s Phase II Work and shall notify Tenant in writing as soon as such work has been completed. In the event of any dispute as to when and whether the Landlord’s Phase II Work has been substantially completed, a Certificate of Occupancy shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such Certificate of Occupancy to Tenant.

4.3. If Landlord shall be delayed in substantially completing the Landlord’s Phase I Work, the Landlord’s Phase II Work or in obtaining the Certificate of Occupancy for the Phase II Premises or a certificate of substantial completion for either the Phase I Premises or the Phase II Premises as a result of any act or omission by Tenant, its agents, employees, representatives or contractors, or any one or more of them, including, without limitation, the following:

4.3.1. Tenant’s failure to pay any amounts required hereunder within the period set forth herein; or

4.3.2. Tenant’s request for any materials, finishes, equipment, installations or specialty items other than as listed on Schedule I and Schedule II hereof; or

4.3.3. Tenant’s delay in supplying any of the Consultants or the Contractor with any requested information; or

4.3.4. Tenant’s changes after the Lease Reference Date in any one or more of the Concept Plan, the Work Letter or the Plans (other than to correct errors or to bring the Plans into compliance with the Concept Plan or the Work Letter), regardless of Landlord’s approval of any such changes; or

4.3.5. The performance or completion by Tenant, or any person or entity employed by Tenant, of any work on or about the Premises, including, without limitation, any disharmony, labor disturbance or interference caused by such performance or completion; or

4.3.6. Any other act or omission by Tenant or any of its agents, employees, representatives or contractors;

then, notwithstanding the fact that substantial completion has not occurred, (a) the Commencement Date shall be accelerated by the number of days of such Tenant Delay, and (b) any increase in cost of the Landlord’s Work as a result of such Tenant Delay.

5. Tenant’s Default. If Tenant shall fail to comply with any term, provision or agreement hereunder, and if any such failure is not cured within five (5) business days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any remedies provided for elsewhere in this Exhibit B or available at law or equity, Landlord may elect, upon notice to Tenant, to:

5.1.1. discontinue all work hereunder until such default is cured; or

5.1.2. complete the Landlord’s Phase I Work, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Phase I Premises Commencement Date; or

5.1.3. complete the construction of the Landlord’s Phase II Work pursuant to the Plans as approved by Landlord and Tenant or complete any work which Landlord and Tenant have agreed to in writing, tendering possession to Tenant upon substantial completion thereof, the date of such tender being deemed to be the Phase II Premises Commencement Date under the Lease.

B-2

6. Early Entry. Landlord shall permit Tenant and Tenant’s Tel/Data Contractors to enter the Premises prior to the Commencement Date so that Tenant may perform the Tenant’s Tel/Data Work and such license shall be subject to the condition that Tenant and Tenant’s Tel/Data Contractors shall work in harmony and not interfere with Landlord, Landlord’s Contractor and their agents and contractors in doing their work or with any other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon forty-eight (48) hours written notice to Tenant and any further prior entry shall be prohibited. Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay the Monthly Installment of Rent. In addition to any other conditions or limitations on such license to enter the Premises prior to the Commencement Date, Tenant expressly agrees that neither it nor any of Tenant’s Tel/Data Contractors shall enter the Premises prior to the Commencement Date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

7. Miscellaneous.

7.1. Tenant expressly assumes the responsibility and obligation of supplying the Consultants and the Contractor with all information concerning Tenant’s requirements with respect to the Landlord’s Work as and when requested by any of the Consultants.

7.2. Except as set forth in this Exhibit B and the Lease, Landlord has no other agreement with Tenant and has no obligation to perform any work except the (a) Landlord’s Phase I Work with respect to the Phase I Premises, and (b) Landlord’s Phase II Work with respect to the Phase II Premises, and (c) Landlord’s repair and maintenance obligations. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions of this Lease and such additional requirements as Landlord deems necessary or desirable.

7.3. All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

7.4. This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of an extension of the original Term of the Lease, whether by any options under the Lease or otherwise.

B-3

SCHEDULE I

CONCEPT PLAN

[See attached Concept Plan dated August 27, 2009 from Walsh Cochis]

B-4

PHASE 1

NEW FIRST FLOOR PLAN

EXHIBIT "B"
PHASE 1
36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 5' 15' 30' 50'

2009_0336LE2 08/27/2009

THIS SHEET

FIRST FLOOR KEY PLAN

RREEF

PHASE 2
COMPACTOR

NEW FIRST FLOOR PLAN

EXHIBIT "B"
PHASE 2
36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 15' 50'
5' 30'

2009_0336LE3 08/27/2009

THIS SHEET

FIRST FLOOR KEY PLAN

RREEF

SCHEDULE II

WORK LETTER

[See attached “Proposed Tenant Improvements for I-Therapeutix,” revised July 22, 2009]

B-5

PHASE 1

WORK LETTER

I-THERAPEUTIX

36 Crosby Drive, Building #9, Bedford, MA

7-22-2009

Reference Floor Plan: Exhibit “B” Phase 1

1. Demolition:

Remove all existing finish flooring and base.

Remove all walls and other items to obtain required layout.

Removal of ceiling tiles and grid system is selective. Ceilings in individual rooms which are not demolished are to remain. Ceilings in large areas are to remain and be extended into areas where rooms have been demolished.

Save doors and frames for reuse.

2. Interior Partitions:

New interior walls shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with 1/2” gypsum wallboard on both sides. Walls shall extend to 6” above the ceiling grid, except full height at large Conference Room.

3. Doors, Frames and Hardware:

Reuse existing doors, frames and hardware wherever possible. Provide new units (to match existing) as required by new layout, including Tenant Entry.

4. Ceilings:

Existing grid to remain and be repaired, with new grid (to match adjacent areas) only as required by new layout. Also refer to demolition notes above.

5. Lighting:

Existing fixtures shall be reused wherever possible. Provide new fixtures (to match existing) as required.

Provide one fixture for every 80 SF of floor area.

Each room and area shall be individually switched.

6. Power:

Provide 12 dedicated 20A circuits for tenant’s open office work stations.

Provide 3 dedicated 20A receptacles for tenant’s office equipment at locations to be determined.

Provide 4 dedicated 20A receptacles at the IT/Server Room.

Provide pull strings and plaster rings for tel/data drops.

36 Crosby Drive

7-9-2009

7. HVAC:

Existing system diffusers and ductwork will be relocated, with new ductwork, diffusers, controls & equipment as required by new layout at office areas.

Provide exhaust fan in IT/Server Room.

8. Floor Finishes:

Provide Shaw Metro loop pile carpet at reception area, all open office areas, private offices and conference rooms.

Provide Armstrong Standard Excelon vinyl floor tile at Kitchenette, IT/Server Room and Copy Room.

Provide new 4" vinyl base on all walls.

9. Paint:

Gypsum board walls throughout shall be painted, and shall receive one primer and two finish coats of latex eggshell finish paint.

All door frames shall receive a primer and two finish coats of semi gloss paint.

10. Fire Protection:

Existing sprinkler system is to be modified as required by new layout.

11. Life Safety:

Modify and add to existing emergency lighting, exit signs, fire extinguishers and fire alarm horn/strobe units as required by new layout.

12. Misc:

Repair existing perimeter window blinds as required for proper operation and uniform appearance.

14. Work not included:

Installation of telephone and computer wiring, outlets and equipment.

Furnishings including, but not limited to, open office work stations and reception desk.

Security system.

END

PHASE 2

WORK LETTER

I-THERAPEUTIX

36 Crosby Drive, Building #9, Bedford, MA

7-22-2009

Reference Floor Plan: Exhibit “B” Phase 2

1. Demolition:

Remove all existing finish flooring and base.

Remove all walls and other items to obtain required layout.

Removal of ceiling tiles and grid system is selective. Ceilings in individual rooms which are not demolished are to remain. Ceilings in large areas are to remain and be extended into areas where rooms have been demolished.

Save doors and frames for reuse.

2. Interior Partitions:

New interior walls shall be constructed of 3-5/8” x 25 Ga. metal studs at 16” O/C with 1/2” gypsum wallboard on both sides. Walls shall extend to 6” above the ceiling grid.

Walls surrounding Clean Room and Gowning Room shall extend to the underside of floor deck above.

3. Doors, Frames and Hardware:

Reuse existing doors, frames and hardware wherever possible. Provide new units (to match existing) as required by new layout.

Provide interlocking doors (metal doors) between Clean Room and Gowning Room.

4. Ceilings:

Existing grid to remain and be repaired, with new grid (to match adjacent areas) only as required by new layout. Also refer to demolition notes above.

Provide clean room type vinyl faced ceiling tile with gasketed grid system at Clean Room and Gowning Room.

5. Lighting:

Provide new 2x4 recessed fluorescent fixtures with gaskets, acrylic lens and 3 - T8 - 34W lamps at Clean Room and Gowning Room.

Existing fixtures shall be reused at all other areas Provide new fixtures (to match existing) as required by new layout.

Provide one fixture for every 80 SF of floor area.

Each room and area shall be individually switched.

36 Crosby Drive

7-9-2009

6. Power:

Provide 4 dedicated 20A receptacles in the new Break Room.

Provide 2- 208/230V single phase receptacles at the R & D Lab.

Provide 208/230V single phase power to the tenant furnished freezer.

Provide 6- 208/230V single phase receptacles at the Clean Room.

Provide power for new air compressor/dryer unit.

Provide pull strings and plaster rings for tel/data drops.

7. HVAC:

The Clean Room must meet a class 100,000 rating (ISO class 8) and HEPA filters are required in the Clean Room.

Provide $70,000 allowance for work at lab areas to include 2 split systems (Clean Room & Drug Delivery room) and ductwork associated with fume hood supplied by I-Therapeutix.

8. Plumbing:

Provide an ADA compliant stainless steel sink at the new Break Room.

Provide nitrogen drops at the following locations (Nitrogen tanks and manifold to be furnished and installed by Tenant’s gas vendor); 4 at Drug Delivery, 6 at R & D Lab, 12 at Clean Room and 2 at QC Lab.

Provide compressed air drops at the following locations (also provide an oil-less air compressor and dryer); 4 at Drug Delivery, 6 at R & D Lab, 6 at Clean Room and 2 at QC Lab.

Install sink/eyewash units supplied by I-Therapeutix at Drug Delivery and R & D.

Furnish and install emergency shower unit at R & D.

Provide new 80 gallon water heater and tempered water loop.

9. Floor Finishes:

Provide Armstrong Standard Excelon vinyl floor tile at Breakroom, Controlled Inventory, General Storage, Gas Storage, Staging/Packaging, R&D Lab, Shipping Receiving, Drug Delivery, QC Hold, QC Lab, and Doc Control.

Provide sheet vinyl floor with welded seams and 4” flash type base at Clean Room and Gowning Room.

36 Crosby Drive

7-9-2009

Provide new 4" vinyl base on all walls.

10. Paint:

Gypsum board walls throughout shall be painted, and shall receive one primer and two finish coats of latex eggshell finish paint.

Epoxy paint on Clean and Gowning Room walls.

All door frames shall receive a primer and two finish coats of semi gloss paint.

11. Fire Protection:

Existing sprinkler system is to be modified as required by new layout.

12. Life Safety:

Modify and add to existing emergency lighting, exit signs, fire extinguishers and fire alarm horn/strobe units as required by new layout.

13. Misc:

Provide plastic laminate clad base and wall cabinets and counter at new Break Room.

Repair existing perimeter window blinds as required for proper operation and uniform appearance.

Provide 8’ high wire mesh partition system at QC Hold and Controlled Inventory.

Provide a 24” x 24” pass-through box at the Clean Room.

14. Work not included:

Installation of telephone and computer wiring, outlets and equipment.

Furnishings including, but not limited to, open office work stations and reception desk.

Security system.

Nitrogen tanks and manifold.

END

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of August             , 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

I-THERAPEUTIX, INC., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM (this “Memorandum”), made as of             , 20            , by and between RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation (“Landlord”), and I-THERAPEUTIX, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 19,786 rentable square feet at the building commonly known as 36 Crosby Drive, Bedford, Massachusetts.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Phase I Premises Rent Commencement Date, the Phase II Premises Commencement Date, the Phase II Premises Rent Commencement Date and the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is , 2009.

2.	The actual Phase I Premises Rent Commencement Date is , 2009.

3.	The actual Phase II Premises Commencement Date is , 2009.

4.	The actual Phase II Premises Rent Commencement Date is , 2010.

5.	The actual Termination Date is .

6. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

C-1

7. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation		I-THERAPEUTIX, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By: DO_NOT_SIGN		By: _______DO_NOT_SIGN_______

Name:		Name:

Title:		Title:

Dated:		Dated:

C-2

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 31, 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

I-THERAPEUTIX, INC., as Tenant

1. Intentionally Omitted.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for any changes to Tenant’s directory listing subsequent to the initial installation thereof.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord by a Class A qualified bonded cleaning service. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

D-1

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord, except that Tenant shall be permitted to use personal space heaters in the Premises, provided that such heaters are used in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens, toaster ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

D-2

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

D-3

EXHIBIT E – RIGHT OF FIRST OFFER SPACE

attached to and made a part of Lease bearing the

Lease Reference Date of August 31, 2009 between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord and

I-THERAPEUTIX, INC., as Tenant

[See attached.]

E-1

RIGHT OF FIRST OFFER SPACE

THIS SHEET

FIRST FLOOR KEY PLAN

EXHIBIT "E"

36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 5' 15' 30' 50'

2009_0336LE4 08/27/2009

RREEF

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) dated as of this 25th day of April, 2014 (the “Effective Date”), is entered into by and between RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation (“Landlord”), and OCULAR THERAPEUTIX, INC., a Delaware corporation (f/k/a I-Therapeutix, Inc.) (“Tenant”), relating to the premises located in the (a) building (the “34 Crosby Building”) located in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, commonly known as 34 Crosby Drive (the “34 Crosby Property”), and (b) building (the “36 Crosby Building”) located in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, commonly known as 36 Crosby Drive (the “36 Crosby Property,” and together with the 34 Crosby Property, the “Property”).

WITNESSETH:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease bearing a Lease Reference Date of August 31, 2009, with respect to approximately 19,786 rentable square feet located on the first (1st) floor of the 36 Crosby Building (the “Existing Premises”), as affected by the Commencement Date Memorandum dated as of December 29, 2009, by and between Landlord, as landlord, and Tenant, as tenant (together, the “Lease”);

WHEREAS, Landlord is the current owner of the Property and the current holder of the landlord’s interest under the Lease and Tenant, as a result of a name change from I-Therapeutix, Inc. to Ocular Therapeutix, Inc., is the current holder of the tenant’s interest under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, expand the Existing Premises by approximately 11,756 rentable square feet on the first (1st) floor of the 34 Crosby Building, all as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreements

1.	Capitalized Terms. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.	Recitals. The recitals above set forth are true and complete and are incorporated herein by reference.

3.	Amendments. Except as otherwise expressly set forth hereinbelow, as of the Effective Date, the Lease is hereby amended as follows:

a.	Reference Pages. The Reference Pages set forth on pages iii through vi of the Lease are hereby amended, restated and superseded in their entirety as set forth on Schedule I attached hereto

b.	I-Therapeutix, Inc. The Lease is hereby amended by replacing any and all references to the name “I-Therapeutix, Inc.” with the name “Ocular Therapeutix, Inc.”

c.	Premises. The introductory paragraph of the Lease is hereby amended by deleting the second (2nd) sentence thereof in its entirety and replacing it with the following:

“The Phase I Premises, the Phase II Premises and the Phase III Premises are depicted on the floor plan attached hereto as Exhibit A, and the 34 Crosby Building and the 36 Crosby Building are depicted on the site plan attached hereto as Exhibit A-1.”

d.	Use of the Premises. Section 1.1 of the Lease is hereby amended by deleting the second (2nd) to the last sentence thereof in its entirety and replacing it with the following:

“Notwithstanding the foregoing, following the Commencement Date with respect to the Phase I Premises, following the Phase II Premises Commencement Date with respect to the Phase II Premises and following the Phase III Premises Commencement Date with respect to the Phase III Premises, Tenant shall be responsible for ensuring that the (a) Tenant’s layout of its personal property, including without limitation, partitions, cubicles and equipment, but excluding the Landlord’s Work, and (b) any alterations to the Phase I Premises, the Phase II Premises and the Phase III Premises, respectively, comply with the Americans With Disabilities Act of 1990, and any amendments thereto, at Tenant’s sole cost and expense.”

e.	Term. Section 2.1 of the Lease is hereby amended by deleting the first (1st) sentence thereof in its entirety and replacing it with the following:

“The Term of this Lease shall begin on the Commencement Date and shall terminate on the (i) 34 Crosby Premises Termination Date with respect to the 34 Crosby Premises, and (ii) Termination Date with respect to the 36 Crosby Premises, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.”

f.	Expenses. Section 4.1.2 of the Lease is hereby amended by inserting the words “For each of the 34 Crosby Building and the 36 Crosby Building,” immediately prior to the words “all costs of operation . . .” in the first (1st) sentence thereof.

g.	Rentable Square Footage of the Parcel. Section 4.1.3 of the Lease is hereby amended by deleting the words “Rentable Square Footage of the Parcel (i.e., 257,527)” therefrom and replacing them with the words “Rentable Square Footage of the Parcel (i.e., 258,393)”.

h.	Base Years. Section 4.2 of the Lease is hereby amended to read in its entirety as follows:

“4.2 If in any Lease Year, (a) Expenses paid or incurred with respect to the 34 Crosby Building shall exceed Expenses paid or incurred in the Base Year (Expenses) For 34 Crosby Premises, then Tenant shall pay, as additional rent for such Lease Year, Tenant’s Proportionate Share For Expenses For 34 Crosby Premises of such excess, and (b) Expenses paid or incurred with respect to the 36 Crosby Building shall exceed Expenses paid or incurred in the Base Year (Expenses) For 36 Crosby Premises, then Tenant shall pay, as additional rent for such Lease Year, Tenant’s Proportionate Share For Expenses For 36 Crosby Premises of such excess. If in any Lease Year, (i) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes) For 34 Crosby Premises, then Tenant shall pay as additional rent for such Lease Year, Tenant’s Proportionate Share For Taxes For 34 Crosby Premises of such excess, and (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes) For 36 Crosby Premises, then Tenant shall pay as additional rent for such Lease Year, Tenant’s Proportionate Share For Taxes For 36 Crosby Premises of such excess.”

i.	Audit Rights. Section 4.3 of the Lease is hereby amended by deleting the last three (3) sentences thereof in their entirety and replacing them with the following:

“If, as a result of such audit, it becomes clear that an error was made in the calculation of the Expenses for the 34 Crosby Building, of the Expenses for the 36 Crosby Building, of Tenant’s Proportionate Share For Expenses For 34 Crosby Premises or of Tenant’s Proportionate Share For Expenses For 36 Crosby Premises, all as applicable, then an appropriate adjustment shall be made within thirty (30) days of Landlord’s receipt from Tenant of a copy of such audit together with Tenant’s demand for reimbursement and, if Landlord has understated Base Year (Expenses) For 34 Crosby Premises and/or Base Year (Expenses) For 36 Crosby Premises, as applicable, or overstated any subsequent years’ Expenses with respect to the applicable Building by more than five percent (5%), in each respective case in the aggregate, or if the amount by which Landlord over-charged Tenant exceeds five percent (5%) of (a) Tenant’s Proportionate Share For Expenses For 34 Crosby Premises with respect to the 34 Crosby Premises in the aggregate, or (b) Tenant’s Proportionate Share For Expenses For 36

Crosby Premises with respect to the 36 Crosby Premises in the aggregate, then, in each applicable and respective case, Landlord shall pay the reasonable actual out-of-pocket costs and expenses paid by Tenant for the audit. In the event that during all or any portion of any Lease Year or Base Year (Expenses) For 34 Crosby Premises, the 34 Crosby Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the 34 Crosby Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the 34 Crosby Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. In the event that during all or any portion of any Lease Year or Base Year (Expenses) For 36 Crosby Premises, the 36 Crosby Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the 36 Crosby Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the 36 Crosby Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. Following its annual determination of Expenses pursuant to this Article 4, in no event shall Landlord recover from Tenant more than (i) Tenant’s Proportionate Share For Expenses For 34 Crosby Premises of the actual Expenses paid or incurred by Landlord for the 34 Crosby Building, and (ii) Tenant’s Proportionate Share For Expenses For 36 Crosby Premises of the actual Expenses paid or incurred by Landlord for the 36 Crosby Building.”

j.	Expenses and Taxes. Section 4.5.2 of the Lease is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Tenant shall not be entitled to a credit by reason of (a) actual Expenses for the 34 Crosby Building and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes) For 34 Crosby Premises, and/or (b) actual Expenses for the 36 Crosby Building and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes) For 36 Crosby Premises.”

k.	Holding Over. Article 14 of the Lease is hereby amended to read in its entirety as follows:

“14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the (a) 34 Crosby Premises or part of them after the 34 Crosby Premises Termination Date or earlier termination of this Lease with respect to the 34 Crosby Premises, by lapse of time or otherwise, and/or (b) 36 Crosby Premises or part of them after the Termination Date or earlier termination of this Lease with respect to the 36 Crosby Premises, by lapse of time or otherwise, in each case at the rate (the “Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of the (i) amount of the Annual Rent in effect for the applicable Premises for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (ii) then market rental value of the applicable Premises as determined by Landlord assuming a new lease of the applicable Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. In the event of such holdover, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.”

l.	Events of Default. Section 18.1.3 of the Lease is hereby amended to read in its entirety as follows:

“18.1.3 Tenant shall fail to vacate the 34 Crosby Premises immediately upon the 34 Crosby Premises Termination Date and/or the 36 Crosby Premises immediately upon the Termination Date, or in either or both cases immediately upon the earlier termination of this Lease, by lapse of time or otherwise, or upon Tenant’s right to possession only.”

m.	Casualty. Section 22.1 of the Lease is hereby amended by: (a) deleting the words “the Premises or the Building” from the first (1st) sentence thereof and replacing them with the words “that either the 34 Crosby Premises, the 36 Crosby Premises, the 34 Crosby Building and/or the 36 Crosby Building, as applicable,”; and (b) deleting the word “Premises” from the second (2nd) sentence thereof and replacing it with the word “34 Crosby Premises and/or the 36 Crosby Premises, as applicable,”.

Section 22.2 of the Lease is hereby amended by deleting the first (1st) and second (2nd) sentences thereof and replacing them with the following:

“If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease with respect to the portion of the Premises in the damaged Building as of the date of such damage. In the event of the giving of such notice, this Lease shall expire with respect to the portion of the Premises in the damaged Building only and all interest of the Tenant in such portion of the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.”

Section 22.4 of the Lease is hereby amended by: (a) inserting the words “with respect to the portion of the Premises in the damaged Building only” immediately following the words “Tenant may at its option and as its sole remedy” therein; and (b) inserting the words “with respect to the portion of the Premises in the damaged Building only” immediately following the words “whereupon the Lease shall end” therein.

Section 22.5 of the Lease is hereby amended by inserting the words “with respect to the portion of the Premises in the damaged Building only” immediately following the words “Tenant shall have the right to terminate this Lease” therein.

n.	Eminent Domain. Article 23 of the Lease is hereby amended to read in its entirety as follows:

“23. EMINENT DOMAIN. If all or any substantial part of the 34 Crosby Premises and/or the 36 Crosby Premises, as applicable, shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease with respect to the portion of the Premises that is subject to such taking only, except that Tenant may only exercise such right if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the applicable Premises. If neither party to this Lease shall so elect to terminate this Lease with respect to the portion of the Premises that is subject to such taking, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the 34 Crosby Building and/or the 36 Crosby Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises in such Building or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease with respect to such applicable Building. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses. Tenant shall make no claim for the value of any unexpired Term.”

o.	Sale By Landlord. Article 24 of the Lease is hereby amended by deleting the first (1st) sentence thereof in its entirety and replacing it with the following:

“In event of a sale or conveyance by Landlord of the 34 Crosby Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant with respect to the 34 Crosby Building, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. In event of a sale or conveyance by Landlord of the 36 Crosby Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant with respect to the 36 Crosby Building, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.”

p.	Surrender of Premises. Section 26.1 of the Lease is hereby amended to read in its entirety as follows:

“26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the 34 Crosby Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the 34 Crosby Premises Termination Date, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the 34 Crosby Premises. Tenant shall arrange to meet Landlord for two (2) joint inspections of the 36 Crosby Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the Termination Date, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the 36 Crosby Premises In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the applicable Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Notwithstanding anything to the contrary set forth in this Article 26 below, the term “Premises,” as used in this Article 26, shall be deemed to refer to the 34 Crosby Premises and/or the 36 Crosby Premises, in each case as applicable, and the term “Term,” as used in this Article 26, shall be deemed to refer to the “34 Crosby Premises Termination Date” with respect to the 34 Crosby Premises and the “Termination Date” with respect to the 36 Crosby Premises, in each case as applicable.”

q.	Extension Option. Notwithstanding anything to the contrary set forth in Article 40 of the Lease, Landlord and Tenant hereby acknowledge and agree that Tenant’s extension option thereunder shall apply only to the 36 Crosby Premises, and not to the 34 Crosby Premises.

r.	Right of First Offer. Article 41 of the Lease is hereby amended to read in its entirety as follows:

“41. RIGHT OF FIRST OFFER. Provided that (a) there is no ongoing Event of Default, and (b) Ocular Therapeutix, Inc. or a Permitted Transferee shall then be in occupancy of at least 70% of the entire Premises under this Lease at the time it exercises any of the following rights set forth in this Article 41 and at the time the Right of First Offer Space (as hereinafter defined) is to be added to the then current Premises, subject to the rights of other tenants in the Building and subject to the right of Landlord to extend or renew any then current lease (or enter into a new lease with the same tenant even if no extension or renewal rights are contained in the then current lease), Tenant shall have a one-time right (the “Right of First Offer”) to lease approximately 18,417 rentable square feet of space in the 36 Crosby Building located directly across the main lobby from the 36 Crosby Premises as shown on Exhibit E attached hereto (the “Right of First Offer Space”) at such time as Landlord desires to offer the Right of First Offer Space to the public for lease. In such event, Landlord shall give written notice to Tenant of the availability of the Right of First Offer Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of ten (10) business days thereafter in which to exercise Tenant’s right to lease the Right of First Offer Space pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the Right of First Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to the Right of First Offer Space. If Tenant exercises its Right of First Offer hereunder, effective as of the date that Landlord delivers the Right of First Offer Space to Tenant (the “Delivery Date”), the Right of First Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease, except as set forth in Landlord’s notice and as follows:

a.	Tenant’s Proportionate Share For Expenses and Tenant’s Proportionate Share For Taxes shall be recalculated, using the total rentable square footage of the Premises, as increased by the Right of First Offer Space.

b.	The Right of First Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Right of First Offer Space or grant Tenant any improvement allowance thereon.

c.

The Termination Date under this Lease (but not the 34 Crosby Premises Termination Date) shall be automatically extended to be co-terminous with the lease term set forth in Landlord’s notice and the Annual Rent for the then existing original Premises shall (i) remain as set forth in this Lease for the period prior to such automatically extended period, and (ii) be the same Annual Rent on a per rentable square foot basis as that set forth in Landlord’s notice for the Right of First Offer Space for such automatically extended period.

d.	If requested by Landlord, Tenant shall, prior to the beginning of the term for the Right of First Offer Space, execute a written memorandum confirming the inclusion of the Right of First Offer Space and the Annual Rent and Monthly Installment of Rent for the Right of First Offer Space.”

s.	Exhibit A. As of the Effective Date, Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

4.	Condition of Premises; Landlord’s Allowance. Tenant hereby acknowledges and agrees that the 34 Crosby Premises and the 36 Crosby Premises are being leased by Tenant in their condition as of the Effective Date and the Phase III Premises Commencement Date, respectively, “As Is,” without representation or warranty by Landlord; provided, however, that Landlord shall deliver the 34 Crosby Premises to Tenant with the mechanical, electrical and plumbing systems serving the 34 Crosby Premises in good working order, condition and repair. Tenant acknowledges that Tenant is the current tenant of the 36 Crosby Premises and, as of the Effective Date, it has inspected the 34 Crosby Premises, the 36 Crosby Premises and the common facilities of the 34 Crosby Building and the 36 Crosby Building and has found the same to be satisfactory.

Subject to the terms and provisions set forth hereinbelow, so long as (a) this Lease is in full force and effect, (b) no Event of Default has occurred hereunder which has not been cured, and (c) Landlord has received sworn statements, waivers of lien and other documents and assurances pertaining to the 34 Crosby Premises Expenses (as defined below) reasonably sufficient to protect Landlord against mechanics’ liens, then Landlord hereby agrees to pay to Tenant an amount not to exceed Fifty-Eight Thousand Seven Hundred Eighty and No/100 Dollars ($58,780.00) (the “34 Crosby Premises Allowance”) to reimburse Tenant for Tenant’s actual costs and expenses incurred in performing alterations to the 34 Crosby Premises, including, without limitation, paint and carpeting (collectively, the “34 Crosby Premises Expenses”); provided, however, that any of such alterations shall be performed in accordance with, and shall be subject to, the terms and provisions of Article 6 of the Lease. So long as the above terms and conditions are fully satisfied, at Tenant’s written request, within thirty (30) days following Landlord’s receipt of documentation of said costs reasonably satisfactory to Landlord, Landlord shall reimburse Tenant for the 34 Crosby Premises Expenses up to the amount of the 34 Crosby Premises Allowance.

Notwithstanding the foregoing to the contrary, all amounts of the 34 Crosby Premises Allowance shall be either disbursed or applied on or before June 30, 2015, or such amounts shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto. Tenant hereby acknowledges and agrees that (a) in the event that the 34 Crosby Premises Expenses exceed the amount of the 34 Crosby Premises Allowance, then Tenant shall be solely responsible for the amount of such excess (it being understood that Landlord is providing no more than the 34 Crosby Premises Allowance to cover the 34 Crosby Premises Expenses), and (b) no portion of the 34 Crosby Premises Allowance shall be applied to any other costs or expenses of Tenant (including, without limitation, rent or additional rent) other than towards such alterations, painting and/or carpeting for the 34 Crosby Premises, subject to the foregoing terms.

Landlord shall permit Tenant and Tenant’s contractors (collectively, the “Tel/Data Contractors”) to enter the 34 Crosby Premises on and after June 1, 2014 so that Tenant may install its furnishings and/or any data/telecommunications cabling, wiring or systems required by Tenant for the Permitted Uses in the 34 Crosby Premises (collectively, the “Tel/Data Work”) and such license shall be subject to the condition that Tenant and Tenant’s Tel/Data Contractors shall work in harmony and not interfere with Landlord or with any other tenants and occupants of the 34 Crosby Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon forty-eight (48) hours written notice to Tenant and any further prior entry shall be prohibited. Tenant agrees that any entry into and any occupation of the 34 Crosby Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay the Monthly Installment of Rent and additional rent. In addition to any other conditions or limitations on such license to enter the 34 Crosby Premises prior to the Phase III Premises Commencement Date, Tenant expressly agrees that neither it nor any of Tenant’s Tel/Data Contractors shall enter the 34 Crosby Premises prior to the Phase III Premises Commencement Date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any loss, casualty, liability, liens or claims.

5.	Miscellaneous. Tenant hereby acknowledges that (a) except as set forth in Section 4 of this Amendment, Landlord has no undischarged obligations under the Lease to perform any work or improvements to the Premises or to provide any tenant improvement allowance under the Lease, (b) there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord, (c) neither Landlord nor Tenant is in any respect in default under the Lease, and (d) Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

6.	Brokers. Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment except Cushman & Wakefield of Massachusetts, Inc. and Cassidy Turley, whose commissions shall be paid by Landlord by separate agreement upon the completion and full execution of this Amendment, and not otherwise. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned brokers in connection with the procurement of this Amendment because of any act or statement by Tenant. Landlord shall indemnify and hold Tenant harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned brokers in connection with the procurement of this Amendment because of any act or statement by Landlord.

7.	Effective Date. The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto. To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Property.

8.	Options to Extend. Tenant (a) has no further option to extend the Term of Lease with respect to the 34 Crosby Premises, which expires on June 30, 2017, and (b) has one (1) remaining option to extend the Term of Lease with respect to the 36 Crosby Premises pursuant to the terms and provisions of Article 40 of the Lease.

9.	Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

10.	Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

11.	Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

12.

Landlord’s Liability. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the Property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

13.	Governing Law. This Amendment shall be governed by the law of the state in which the Property is located.

14.	Authority. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

15.	Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

16.	No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

17.	Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation

By:	RREEF AMERICA, LLC, a Delaware limited liability company, its Authorized Agent

	By:	/s/ David F. Crane
	Name:	David F. Crane
	Title:	Vice President

TENANT:

OCULAR THERAPEUTIX, INC., a Delaware corporation

By:	/s/ Jim Fortune

Name:	Jim Fortune
Title:	Chief Operating Officer

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing an Effective Date of August 31, 2009, between

RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and

OCULAR THERAPEUTIX, INC., as Tenant

Exhibit A is intended only to show the general layout of the (a) Phase I Premises as of the Phase I Premises Commencement Date, (b) Phase II Premises as of the Phase II Premises Commencement Date, and (c) Phase III Premises as of the Phase III Premises Commencement Date. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the 34 Crosby Building and/or the 36 Crosby Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[See Attached]

PHASE 2
COMPACTOR
PHASE 1

NEW FIRST FLOOR PLAN

THIS SHEET

FIRST FLOOR KEY PLAN

EXHIBIT "A"

36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 5' 15' 30' 50'

2009_0336LE1 08/27/2009

RREEF

LIMIT OF
TENANT SPACE
ELEC.
UP
ROOF DRAIN
ROOF DRAIN
ROOF DRAIN

0'
5'
25'
50'
1'
10'

THIS SHEET

FIRST FLOOR KEY PLAN

EXHIBIT A

PHASE III PREMISES

34 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

2014_0180LE1 4/18/2014

RREEF

Schedule I

OFFICE LEASE

REFERENCE PAGES

34 CROSBY BUILDING:	34 Crosby Drive Bedford, Massachusetts 01730

36 CROSBY BUILDING:	36 Crosby Drive Bedford, Massachusetts 01730

BUILDING:	Together, the 34 Crosby Building and the 36 Crosby Building.

LANDLORD:	RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation

LANDLORD’S ADDRESS:	c/o RREEF 4 Technology Drive Westborough, Massachusetts 01581

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT FOR 34 CROSBY PREMISES:	RAR2-CROSBY CORPORATE CENTER QRS, INC. 61.L460008 Crosby Corp. Ctr. – 34 P.O. Box 9046 Addison, Texas 75001-9046

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT FOR 36 CROSBY PREMISES:	RAR2-CROSBY CORPORATE CENTER QRS, INC. 61.L460009 Crosby Corp. Ctr. – 36 P.O. Box 9046 Addison, Texas 75001-9046

LEASE REFERENCE DATE:	August 31, 2009

TENANT:	OCULAR THERAPEUTIX, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:	Attn: Jim Fortune 36 Crosby Drive Suite 101 Bedford, Massachusetts 01730

PREMISES ADDRESSES:	34 Crosby Drive Suite 105 Bedford, Massachusetts 01730 36 Crosby Drive Suite 101 Bedford, Massachusetts 01730

PREMISES RENTABLE AREA:	From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, the “Premises Rentable Area”

shall consist of approximately 10,147 rentable square feet located on the first (1st) floor of the 36 Crosby Building as shown on Exhibit A (the “Phase I Premises”).

From the Phase II Premises Commencement Date through the day immediately preceding the Phase III Premises Commencement Date, the “Premises Rentable Area” shall consist of approximately 19,786 rentable square feet in the aggregate located on the first (1st) floor of the 36 Crosby Building as shown on Exhibit A, consisting of (i) the Phase I Premises, and (ii) approximately 9,639 rentable square feet (the “Phase II Premises”).

From the Phase III Premises Commencement Date through the 34 Crosby Premises Termination Date, the “Premises Rentable Area” shall consist of approximately 31,542 rentable square feet in the aggregate located on the (i) first (1st) floor of the 36 Crosby Building as shown on Exhibit A, consisting of the Phase I Premises and the Phase II Premises, and (ii) first (1st) floor of the 34 Crosby Building as shown on Exhibit A, consisting of approximately 11,756 rentable square feet (the “Phase III Premises”).

From the day immediately following the 34 Crosby Premises Termination Date through the Termination Date, the “Premises Rentable Area” shall consist of approximately 19,786 rentable square feet in the aggregate located on the first (1st) floor of the 36 Crosby Building as shown on Exhibit A, consisting of the Phase I Premises and the Phase II Premises.

PREMISES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, the “Premises” shall consist of the Phase I Premises.

From the Phase II Premises Commencement Date through the day immediately preceding the Phase III Premises Commencement Date, the “Premises” shall consist of the Phase I Premises and the Phase II Premises.

From the Phase III Premises Commencement Date through the 34 Crosby Premises Termination Date, the “Premises” shall consist of the Phase I Premises, the Phase II Premises and the Phase III Premises.

From the day immediately following the 34 Crosby Premises Termination Date through the Termination Date, the “Premises” shall consist of the Phase I Premises and the Phase II Premises.

34 CROSBY PREMISES:	The Phase III Premises.

36 CROSBY PREMISES:	Together, the Phase I Premises and the Phase II Premises.

COMMENCEMENT DATE:	September 15, 2009.

PHASE I PREMISES COMMENCEMENT DATE:	September 15, 2009.

PHASE II PREMISES COMMENCEMENT DATE:	December 15, 2009.

PHASE III PREMISES COMMENCEMENT DATE:	July 1, 2014.

PHASE I PREMISES RENT COMMENCEMENT DATE:	The Commencement Date.

PHASE II PREMISES RENT COMMENCEMENT DATE:	April 15, 2010.

PHASE III PREMISES RENT COMMENCEMENT DATE:	The Phase III Premises Commencement Date.

TERM OF LEASE:	Approximately eight (8) years, nine (9) months, fifteen (15) days, beginning on the Commencement Date and ending on the Termination Date.

34 CROSBY PREMISES TERMINATION DATE:	June 30, 2017.

TERMINATION DATE:	June 30, 2018.

ANNUAL RENT and MONTHLY INSTALLMENT OF

RENT (Article 3):

For the 36 Crosby Premises:

Period		Rentable Square Footage	Annual Rent Per Square Foot		Annual Rent		Monthly Installment of Rent
From	Through
Commencement Date	December 14, 2009	10,147	$21.75		$220,697.25		$18,391.44
December 15, 2009	April 14, 2010	19,786	$0.00	*	$0.00	*	$0.00	*
April 15, 2010	December 31, 2010	19,786	$22.25		$440,238.50		$36,686.54
January 1, 2011	December 31, 2011	19,786	$22.75		$450,131.50		$37,510.96
January 1, 2012	December 31, 2012	19,786	$23.25		$460,024.50		$38,335.38
January 1, 2013	December 31, 2013	19,786	$23.75		$469,917.50		$39,159.79
January 1, 2014	December 31, 2014	19,786	$24.25		$479,810.50		$39,984.21
January 1, 2015	June 30, 2015	19,786	$24.75		$489,703.50		$40,808.63
July 1, 2015	June 30, 2016	19,786	$25.50		$504,543.00		$42,045.25
July 1, 2016	June 30, 2017	19,786	$26.00		$514,436.00		$42,869.67
July 1, 2017	June 30, 2018	19,786	$26.50		$524,329.00		$43,694.08

*	Notwithstanding anything to the contrary set forth above, Tenant shall pay for its electricity for the Premises from December 14, 2009 through April 14, 2010 in accordance with the terms and provisions of this Lease.

For the 34 Crosby Premises:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
From	Through
July 1, 2014	June 30, 2015	11,756	$25.00	$293,900.00	$24,491.67
July 1, 2015	June 30, 2016	11,756	$25.50	$299,778.00	$24,981.50
July 1, 2016	June 30, 2017	11,756	$26.00	$305,656.00	$25,471.33

BASE YEAR (EXPENSES) FOR 34 CROSBY PREMISES:	Calendar Year 2014.

BASE YEAR (TAXES) FOR 34 CROSBY PREMISES:	Fiscal Year 2015.

BASE YEAR (EXPENSES) FOR 36 CROSBY PREMISES:	From the Commencement Date through June 30, 2015, Calendar Year 2010. From July 1, 2015 through the Termination Date, Calendar Year 2015.

BASE YEAR (TAXES) FOR 36 CROSBY PREMISES:	From the Commencement Date through June 30, 2015, Fiscal Year 2010. From July 1, 2015 through the Termination Date, Fiscal Year 2016.

TENANT’S PROPORTIONATE SHARE FOR EXPENSES FOR 34 CROSBY PREMISES:	Fifteen and 44/100 percent (15.44%).

TENANT’S PROPORTIONATE SHARE FOR EXPENSES FOR 36 CROSBY PREMISES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, “Tenant’s Proportionate Share For Expenses For 36 Crosby Premises” shall be thirteen and 06/100 percent (13.06%).

From the Phase II Premises Commencement Date through the Termination Date, “Tenant’s Proportionate Share For Expenses For 36 Crosby Premises” shall be twenty-five and 48/100 percent (25.48%).

TENANT’S PROPORTIONATE SHARE FOR EXPENSES:	Tenant’s Proportionate Share For Expenses For 34 Crosby Premises and/or Tenant’s Proportionate Share For Expenses For 36 Crosby Premises, to the extent either or both are applicable as of the date of determination.

TENANT’S PROPORTIONATE SHARE FOR TAXES FOR 34 CROSBY PREMISES:	Four and 55/100 percent (4.55%) (which is the percentage derived by dividing the Premises Rentable Area of the 34 Crosby Premises by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

TENANT’S PROPORTIONATE SHARE FOR TAXES FOR 36 CROSBY PREMISES:

From the Commencement Date through the day immediately preceding the Phase II Premises Commencement Date, “Tenant’s Proportionate Share For Taxes For 36 Crosby Premises” shall be three and 94/100 percent (3.94%) (which is the percentage derived by dividing the Premises Rentable Area for the Phase I Premises for the period prior to the Phase II Premises Commencement Date by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

From the Phase II Premises Commencement Date through June 30, 2015, “Tenant’s Proportionate Share For Taxes For 36 Crosby Premises” shall be seven and 68/100 percent (7.68%) (which is the percentage derived by dividing the Premises Rentable Area for the 36 Crosby Premises for the period following the Phase II Premises Commencement Date by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

From July 1, 2015 through the Termination Date, “Tenant’s Proportionate Share For Taxes For 36 Crosby Premises” shall be seven and 66/100 percent (7.66%) (which is the percentage derived by dividing the Premises Rentable Area for the 36 Crosby Premises for the period following the Phase II Premises Commencement Date by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

TENANT’S PROPORTIONATE SHARE FOR TAXES:	Tenant’s Proportionate Share For Taxes For 34 Crosby Premises and/or Tenant’s Proportionate Share For Taxes For 36 Crosby Premises, to the extent either or both are applicable as of the date of determination.

SECURITY DEPOSIT:	Two Hundred Twenty-Seven Thousand Five Hundred Thirty-Nine and No/100 Dollars ($227,539.00), subject to the terms and provisions of Article 5.

ASSIGNMENT/SUBLETTING FEE:	None.

AFTER-HOURS HVAC COST:	$30.00 per unit per hour, subject to change at any time.

PARKING:

From the Commencement Date through the day immediately preceding the Phase III Premises Commencement Date, Tenant shall be entitled to seventy-one (71) non-exclusive parking spaces, subject to the terms and provisions of Article 30.

From the Phase III Premises Commencement Date through the 34 Crosby Premises Termination Date, Tenant shall be entitled to one hundred four (104) non-exclusive parking spaces, subject to the terms and provisions of Article 30.

From the day immediately following the 34 Crosby Premises Termination Date, Tenant shall be entitled to seventy-one (71) non-exclusive parking spaces, subject to the terms and provisions of Article 30.

REAL ESTATE BROKERS DUE COMMISSIONS:	Cushman & Wakefield of Massachusetts, Inc. and Cassidy Turley, to be paid by Landlord.

TENANT’S NAICS CODE:	339113

BUILDING BUSINESS HOURS:	8 a.m. to 6 p.m., Monday through Friday; 8 a.m. to 1 p.m., Saturday.

AMORTIZATION RATE:	Eleven percent (11%).

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through E, all of which are made a part of this Lease.

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